                                  EXHIBIT 99.1

[LINDSAY LOGO]
MANUFACTURING CO. 2707 NO. 108TH ST. OMAHA, NE 68164 TEL: 402-829-6800
                                                     FAX: 402-829-6836

FOR FURTHER INFORMATION, CONTACT:

LINDSAY MANUFACTURING:                    HALLIBURTON INVESTOR RELATIONS:
David Downing                             Jeff Elliott or Geralyn DeBusk
VP and CFO                                972-458-8000
402-827-6235

                  LINDSAY MANUFACTURING CO. REPORTS FISCAL 2006
                        SECOND QUARTER, SIX MONTH RESULTS

OMAHA, NEB., MARCH 22, 2006 -- LINDSAY MANUFACTURING CO. (NYSE: LNN), a leading manufacturer of center pivot, lateral move, and hose reel irrigation systems, today announced results for its fiscal second quarter ended February 28, 2006. Revenues increased 32 percent from the same period a year ago, and earnings per diluted share were $0.15 compared with $0.05 in the comparable prior year period.

SECOND QUARTER RESULTS

Second quarter fiscal 2006 total revenues were $54.9 million compared with $41.5 million for the year-ago period. Net earnings were $1.7 million or $0.15 per diluted share, versus $600,000, or $0.05 per diluted share, in the prior year's second quarter. The current period includes a $0.02 unfavorable impact to diluted earnings per share related to expensing of stock-based compensation.

Total irrigation equipment revenues increased 36 percent to $49.2 million from $36.2 million in the prior fiscal year's second quarter, as farmer sentiment improved with stabilized worldwide agricultural commodity prices and input costs. Domestic irrigation revenues increased 42 percent, while international irrigation revenues increased 22 percent. Diversified products revenues were $5.7 million compared with $5.3 million in the year-ago period, an increase of 8 percent.

Rick Parod, president and chief executive officer, commented, "We are pleased that demand for irrigation equipment continued to rebound from the prior year when growers deferred purchases. While demand in most markets strengthened, the markets in Western Europe, South Africa and Brazil remain depressed and we continued our cost reduction actions in those markets during the period."

Gross margin declined to 18.0 percent from 18.7 percent a year ago. Gross selling margins in the domestic market were slightly lower compared with the second quarter of fiscal 2005 as a result of higher zinc and structural steel costs. International gross margins were impacted by competitive intensity particularly in the Western European market. The quarter's operating income was $2.1 million versus $710,000 in the comparable fiscal 2005 quarter, driven by the higher revenues. Operating expenses rose 10 percent to $7.8 million from $7.1 million, due principally to inclusion of stock-based compensation expenses of $421,000 and inclusion of factory consolidation costs in South Africa of $186,000. Interest and other income totaled

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$416,000 in the quarter compared to $363,000 in the fiscal 2005 quarter.

Parod stated, "We continue to take actions to reduce expenses and improve efficiency across the global organization. I am also pleased with the continued improvements in our global management of working capital."

Lindsay's order backlog at February 28, 2006, was $23.9 million compared with $20.9 million at November 30, 2005, and $15.3 million at February 28, 2005.

SIX MONTH RESULTS

Total revenues for the six months were $94.4 million, a 16 percent increase from $81.3 million for the prior year's six-month period. Total irrigation equipment revenues of $83.3 million rose 16 percent from a year ago, while diversified products revenues grew 14 percent, rising to $11.1 million. Net earnings were $2.2 million, or $0.19 per diluted share, compared with $775,000, or $0.06 per diluted share, for the first six months of fiscal 2005. The six month results include a $0.04 unfavorable impact to diluted earnings per share related to expensing of stock based compensation.

Shareholders' equity at February 28, 2006 was $111.9 million, or $9.70 per outstanding common share, compared with $110.2 million, or $9.45 per outstanding common share at February 28, 2005. Cash and marketable securities at February 28, 2006 were $50.9 million compared with $43.8 million at February 28, 2005.

OUTLOOK

Parod stated, "In the United States, the USDA projects net farm income to be lower in 2006 due to lower production, lower commodity prices and higher input costs; yet, irrigation equipment demand remains strong due to improved farmer sentiment and dry conditions. Globally, long-term drivers remain positive as population growth, the need for productivity improvements and fresh water constraints drive demand for our irrigation technology."

"Strengthening our margins during a period of rising steel and zinc prices remains a challenge given the short-term competitive environment. We have taken actions to tightly control production costs while maximizing our throughput during our peak selling months. We are also continuing growth initiatives related to finding accretive acquisitions in infrastructure and water products. We will continue to pursue our growth initiatives and leverage our strong cash flow and financial flexibility to create shareholder value through a balance of organic growth opportunities, accretive acquisitions, share repurchases and dividend payments."

SECOND QUARTER CONFERENCE CALL

Lindsay's second quarter fiscal 2006 investor conference call is scheduled for 11:00 a.m. ET today. The conference call will be simulcast live on the Internet, and can be accessed by logging onto www.lindsaymanufacturing.com or www.vcall.com. A replay of the call will be available for 30 days. Lindsay will have a slide presentation available to augment management's formal presentation, which will also be accessible via the company's web site.

ABOUT THE COMPANY

Lindsay manufactures and markets Zimmatic, Greenfield, Stettyn and Perrot center pivot, lateral move and hose reel irrigation systems and GrowSmart controls, all of which are used by farmers to increase or stabilize crop production while conserving water, energy, and labor. The company also produces large diameter steel tubing and provides outsourced manufacturing and production services for other companies. At February 28, 2006, Lindsay had approximately 11.5 million

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shares outstanding, which are traded on the New York Stock Exchange under the symbol LNN.

CONCERNING FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. Forward-looking statements include the information concerning possible or assumed future results of operations of the Company and those statements preceded by, followed by or including the words "expectation," "outlook," "could," "may," "should," or similar expressions. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

FOR MORE INFORMATION REGARDING LINDSAY MANUFACTURING CO.,
SEE LINDSAY'S WEB SITE AT www.lindsaymanufacturing.com

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                   LINDSAY MANUFACTURING CO. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
      FOR THE THREE-MONTHS AND SIX-MONTHS ENDED FEBRUARY 28, 2006 AND 2005

                                                           (UNAUDITED)                    (UNAUDITED)
                                                        THREE MONTHS ENDED              SIX MONTHS ENDED
                                                   -----------------------------  -------------------------
                                                     FEBRUARY         FEBRUARY       FEBRUARY     FEBRUARY
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)                2006            2005           2006         2005
------------------------------------------------   --------------  -------------  --------------  ---------
Operating revenues..............................   $       54,912  $      41,487  $       94,416  $  81,254
Cost of operating revenues......................           45,048         33,721          77,125     66,915
                                                   --------------  -------------  --------------  ---------
Gross profit....................................            9,864          7,766          17,291     14,339
                                                   --------------  -------------  --------------  ---------
Operating expenses:
  Selling expense...............................            2,884          2,999           5,732     5,746
  General and administrative expense............            4,285          3,397           7,854     6,994
  Engineering and research expense..............              607            660           1,254     1,356
                                                   --------------  -------------  --------------  ---------
Total operating expenses........................            7,776          7,056          14,840     14,096
                                                   --------------  -------------  --------------  ---------

Operating income................................            2,088            710           2,451        243

Interest income, net............................              436            295             863        556
Other (loss) income, net........................              (20)            68             (18)       452
                                                   --------------  -------------  --------------  ---------

Earnings before income taxes....................            2,504          1,073           3,296      1,251

Income tax provision............................              787            473           1,068        476
                                                   --------------  -------------  --------------  ---------

Net earnings....................................   $        1,717  $         600  $        2,228  $     775
                                                   ==============  =============  ==============  =========

Basic net earnings per share....................   $         0.15  $        0.05  $         0.19  $    0.07
                                                   ==============  =============  ==============  =========

Diluted net earnings per share..................   $         0.15  $        0.05  $         0.19  $    0.06
                                                   ==============  =============  ==============  =========

Average shares outstanding......................           11,522         11,710          11,521     11,741
Diluted effect of stock options.................              174            168             163        188
                                                   --------------  -------------  --------------  ---------
Average shares outstanding assuming dilution....           11,696         11,878          11,684     11,929
                                                   ==============  =============  ==============  =========

Cash dividends per share........................   $        0.060  $       0.055  $        0.120  $   0.110
                                                   ==============  =============  ==============  =========

Net income for the three-months and six-months ended February 28, 2006, included stock-based compensation expense under SFAS 123(R) of $275,000 and $519,000, respectively, net of tax. There was no stock-based compensation expense under SFAS 123 in the first or second quarters of fiscal 2005 because the Company did not adopt the recognition provisions of SFAS 123.

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                   LINDSAY MANUFACTURING CO. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                 FEBRUARY 28, 2006 AND 2005 AND AUGUST 31, 2005

                                                                     (UNAUDITED)      (UNAUDITED)
                                                                       FEBRUARY         FEBRUARY       AUGUST
($ IN THOUSANDS, EXCEPT PAR VALUES)                                      2006            2005           2005
                                                                   ----------------   -----------   -------------
ASSETS
Current Assets:
   Cash and cash equivalents.....................................  $         26,907   $     7,571   $      25,564
   Marketable securities.........................................            13,104        11,720          14,101
   Receivables, net..............................................            35,999        35,680          28,919
   Inventories, net..............................................            26,292        29,858          19,311
   Deferred income taxes..........................................            3,948         1,288           3,276
   Other current assets..........................................             4,539         3,343           3,042
                                                                   ----------------   -----------   -------------
   Total current assets..........................................           110,789        89,460          94,213

Long-term marketable securities..................................            10,925        24,517          15,157
Property, plant and equipment, net...............................            17,551        16,724          17,268
Other noncurrent assets..........................................             6,933         9,158           8,201
                                                                   ----------------   -----------   -------------
Total assets.....................................................  $        146,198   $   139,859   $     134,839
                                                                   ================   ===========   =============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
   Accounts payable..............................................  $         14,215   $    11,010   $       6,704
   Other current liabilities......................................           14,743        13,849          13,434
                                                                   ----------------   -----------   -------------
   Total current liabilities.....................................            28,958        24,859          20,138

Pension benefits liabilities.....................................             5,217         4,664           5,142
Other noncurrent liabilities.....................................               169           161             229
                                                                   ----------------   -----------   -------------
Total liabilities..................................................          34,344        29,684          25,509
                                                                   ----------------   -----------   -------------

Shareholders' equity:
     Preferred stock, ($1 par value, 2,000,000 shares
          authorized, no shares issued and outstanding)..........                 -             -               -
     Common stock, ($1 par value, 25,000,000 shares
        authorized, 17,573,531, 17,521,272 and 17,568,084
        shares issued in February 2006 and 2005
        and August 2005, respectively)...........................            17,573        17,521          17,568
     Capital in excess of stated value...........................             4,500         3,092           3,690
     Retained earnings...........................................           184,290       180,700         183,444
     Less treasury stock, (at cost, 6,048,448, 5,862,569 and
          6,048,448 shares, respectively)........................           (96,547)      (93,073)        (96,547)
     Accumulated other comprehensive income, net.................             2,038         1,935           1,175
                                                                   ----------------   -----------   -------------
Total shareholders' equity.......................................           111,854       110,175         109,330
                                                                   ----------------   -----------   -------------
Total liabilities and shareholders' equity.......................  $        146,198   $   139,859   $     134,839
                                                                   ================   ===========   =============

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                   LINDSAY MANUFACTURING CO. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE SIX-MONTHS ENDED FEBRUARY 28, 2006 AND 2005
                                   (UNAUDITED)


                                                                                  FEBRUARY       FEBRUARY
($ IN THOUSANDS)                                                                    2006           2005
------------------------------------------------------------------------------  ------------   --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net earnings...............................................................  $      2,228   $         775
   Adjustments to reconcile net earnings to net cash provided by operating activities:
        Depreciation and amortization.........................................         1,661            1,783
        Amortization of marketable securities, net............................           126              110
        Loss on sale of property, plant and equipment.........................            30                -
        Provision for uncollectible accounts receivable.......................            36               53
        Equity in net earnings of equity method investments...................            (4)            (230)
        Deferred income taxes.................................................          (239)            (332)
        Stock option tax expense..............................................           (24)               -
        Stock-based compensation expense......................................           741                -
        Other, net............................................................           (37)             (50)
   Changes in assets and liabilities:
        Receivables, net......................................................        (6,448)            (427)
        Inventories, net......................................................        (6,824)          (8,914)
        Other current assets..................................................        (1,392)            (521)
        Accounts payable, trade...............................................         7,503            1,425
        Other current liabilities.............................................         1,223           (2,616)
        Current taxes payable.................................................          (251)             351
        Other noncurrent assets and liabilities...............................           292            2,528
                                                                                ------------   --------------
   Net cash used in operating activities......................................        (1,379)          (6,065)
                                                                                ------------   --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property, plant and equipment..................................       (1,772)          (1,769)
   Sale of an equity investment...............................................           354                -
   Proceeds from sale of property, plant and equipment........................            81                7
   Purchases of marketable securities available-for-sale......................             -           (1,841)
   Proceeds from maturities or sales of marketable securities
     available-for-sale.......................................................         5,113           12,360
                                                                                ------------   --------------
   Net cash provided by investing activities..................................         3,776            8,757
                                                                                ------------   --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of common stock under option plan...................            93              208
   Repurchases of common stock................................................             -           (3,175)
   Dividends paid.............................................................        (1,382)          (1,284)
                                                                                ------------   --------------
   Net cash used in financing activities......................................        (1,289)          (4,251)
                                                                                ------------   --------------
                                                                                ------------   --------------
   Effect of exchange rate changes on cash....................................           235              157
                                                                                ------------   --------------
   Net increase (decrease) in cash and cash equivalents.......................         1,343           (1,402)
   Cash and cash equivalents, beginning of period.............................        25,564            8,973
                                                                                ------------   --------------
   Cash and cash equivalents, end of period...................................  $     26,907   $        7,571
                                                                                ============   ==============